Exhibit 99.1

INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FISCAL YEAR AND FOURTH QUARTER ENDED JUNE 30, 2022

DENVER, CO., September 13, 2022 - InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV), a market leading healthcare delivery platform for high-cost, dual-eligible seniors, announced financial results for its fiscal fourth quarter and full year ended June 30, 2022.

“We ended the fiscal year with a census of approximately 6,650 participants and generated $698.6 million of revenue.  Our results reflect the ongoing transformational journey at InnovAge and the core investments we are making in our business,” said Patrick Blair, President and Chief Executive Officer of InnovAge.  “We have made measurable progress on our near-term operational improvements and strengthening our enterprise capabilities, and I am confident that we are on the right path to achieve our long-term aspirations for the Company.”

Financial Results

	Three Months Ended		Year Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

	in thousands, except percentages and per share amounts
Total revenues	$172,860	$171,616	$698,640	$637,800
Center-level Contribution Margin(1)	23,631	48,033	135,372	174,080
Net Income (Loss)	(13,532)	6,315	(7,960)	(44,740)
Net Income (Loss) margin	(7.8)%	3.7%	(1.1)%	(7.0)%

Net Income (Loss) Attributable to InnovAge Holding Corp.	(12,709)	6,474	(6,521)	(43,986)
Net income (Loss) per share - basic and diluted	$(0.09)	$0.05	$(0.05)	$(0.36)

Adjusted EBITDA(1)	$(642)	$19,348	$34,253	$85,333
Adjusted EBITDA margin(1)	(0.4)%	11.3%	4.9%	13.4%

Fiscal Year 2022 Financial Performance

●	Total revenue of $698.6 million, up approximately 9.5% compared to $637.8 million in 2021
●	Center-level Contribution Margin(1) of $135.4 million, decreased 22.2% compared to $174.1 million in 2021
●	Center-level Contribution Margin(1) as a percent of revenue of 19.4%, decreased 7.9 percentage points compared to 27.3% in 2021
●	Net loss of $8.0 million, compared to a net loss of $44.7 million in 2021
●	Net loss margin of 1.1%, a decrease of 5.9 percentage points compared to 7.0% in 2021
●	Net loss attributable to InnovAge Holding Corp. of $6.5 million, or a loss of $0.05 per share, compared to a net loss of $44.0 million, or a loss of $0.36 per share in 2021
●	Adjusted EBITDA(1) of $34.3 million, a decrease of $51.0 million compared to $85.3 million in 2021
●	Adjusted EBITDA(1) margin of 4.9%, a decrease of 8.5 percentage points compared to 13.4% in 2021
●	Census of approximately 6,650 compared to 6,850 in 2021

●	Ended the fiscal year with $184.4 million in cash and cash equivalents and $86.4 million in debt on the balance sheet, representing debt under the Company’s senior secured term loan, convertible term loan and capital leases
●	Due to the inherent uncertainty and open timeline around sanction release, we will not provide forward looking guidance for fiscal year 2023

(1) Management uses Center-level Contribution Margin as the measure for assessing performance of its segments. Center-level Contribution Margin is defined as total segment revenues less external provider costs and cost of care (excluding depreciation and amortization).  Adjusted EBITDA is a non-GAAP measure. See “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures” for a definition of Adjusted EBITDA and a reconciliation to net income (loss), the most closely comparable GAAP measure.

Conference Call

The Company will host a conference call this afternoon at 5:00 PM Eastern Time.  A live audio webcast of the call will be available on the Company’s website, https://investor.innovage.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for a limited time.  To access the call by phone, please go to this link (registration link), for dialing instructions and a unique access pin.  We encourage participants to dial into the call fifteen minutes ahead of the scheduled start time.

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as possible. Our patient-centered care model is designed to improve the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors— “win.” As of June 30, 2022, InnovAge served approximately 6,650 participants across 18 centers in five states. https://www.innovage.com/.

Investor Contact:

Ryan Kubota

rkubota@myinnovage.com

Media Contact:

Sarah Rasmussen, APR

srasmussen@myinnovage.com

Forward-Looking Statements - Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding our expectations with respect to current audits, legal proceedings and government investigations and actions; relationships and discussions with regulatory agencies; our expectations with respect to correcting deficiencies raised in audits and other processes; our ability to effectively implement remediation measures, including creating operational excellence as a provider, expanding our payer capabilities and strengthening enterprise functions; our expectations to increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build de novo centers, or execute acquisitions; quarterly or annual guidance; financial outlook, including future revenues and future earnings; reimbursement and regulatory developments; market developments; new products; integration activities; and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the results of periodic inspections, reviews, audits, investigations under the federal and state government programs, including sanctions currently in place on our centers in Colorado and in our Sacramento center in California; (ii) our ability to sufficiently cure any deficiencies identified by the respective federal and state government programs, in the states of California, Colorado and New Mexico;; (iii) the adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation, including the current civil investigative demands initiated by federal and state agencies, as well as the litigation and other proceedings initiated by, or on behalf, of our stockholders; (iv) the risk that the cost of providing services will exceed our compensation under PACE; (v) the dependence of our revenues upon a limited number of government payors, particularly Medicare and Medicaid; (vi) changes in the rules governing the Medicare, Medicaid or PACE programs; (vii) the risk that our submissions to government payors may contain inaccurate or unsupportable information regarding risk adjustment scores of participants, which could cause us to overstate or understate our revenue and subjecting us to payment obligations and penalties; (viii) viability of our business strategy and our ability to realize expected results; (ix) the impact on our business of non-renewal or termination of capitation agreements with government payors; (x) the impact of state and federal efforts to reduce healthcare spending; (xi) the impact on our business from an economic downturn; (xii) the effects of a pandemic, epidemic or outbreak of an infectious disease, including the ongoing effects of COVID-19; (xiii) our dependence on our senior management team and other key employees; (xiv) the effects of sustained inflation on our business; (xv) the impact of failures by our suppliers, sustained material price increases on supplies or limitations on our ability to access new technology or medical products; (xvi) the effect of our relatively limited operating history as a for-profit company on investors’ ability to evaluate our current business and future prospects; (xvii) our ability to enroll or attract new participants and grow our revenue, especially as a result of the sanctions currently in place on our centers in Colorado and in our Sacramento center in California and actions from other states; (xviii) the concentration of our presence in Colorado; (xix) our ability to establish a presence in new geographic markets, especially as a result of the actions taken by certain states and us in light of our ongoing audit processes; (xx) the impact on our business of security breaches, loss of data or other disruptions causing the compromise of sensitive information or preventing us from accessing critical information; and (xxi) our existing indebtedness and access to capital markets. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, in each case, as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision for income tax as well as addbacks for non-recurring expenses or exceptional items, including charges relating to management equity compensation, executive severance and recruitment, class action litigation, M&A transaction and integration, business optimization, electronic medical record (EMR) implementation, gain on consolidation of equity investee, financing-related fees and contingent consideration. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue. For a full reconciliation of Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1

InnovAge

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2022	2021

	in thousands
Assets
Current Assets
Cash and cash equivalents	$184,429	$201,466
Restricted cash	17	2,234
Accounts receivable, net of allowance ($3,403 – June 30, 2022 and $4,350 – June 30, 2021)	35,907	32,582
Prepaid expenses	13,842	9,249
Income tax receivable	6,761	5,401
Total current assets	240,956	250,932
Noncurrent Assets
Property and equipment, net	176,260	142,715
Investments	5,493	3,493
Deposits and other	2,812	3,877
Goodwill	124,217	124,217
Other intangible assets, net	5,858	6,518
Total noncurrent assets	314,640	280,820
Total assets	$555,596	$531,752
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$50,562	$32,361
Reported and estimated claims	38,454	33,234
Due to Medicaid and Medicare	9,130	7,101
Current portion of long-term debt	3,793	3,790
Current portion of capital lease obligations	3,368	2,079
Total current liabilities	105,307	78,565
Noncurrent Liabilities
Deferred tax liability, net	17,761	15,700
Capital lease obligations	9,440	5,190
Other noncurrent liabilities	1,134	2,758
Long-term debt, net of debt issuance costs	68,210	71,574
Total liabilities	201,852	173,787
Commitments and Contingencies (See Note 10)
Redeemable Noncontrolling Interests (See Note 5)	15,278	16,986
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of June 30, 2022 and 2021; 135,532,811 and 135,516,513 issued shares as of June 30, 2022 and June 30, 2021, respectively	136	136
Additional paid-in capital	327,499	323,760
Retained earnings	4,729	10,663
Total InnovAge Holding Corp.	332,364	334,559
Noncontrolling interests	6,102	6,420
Total stockholders’ equity	338,466	340,979
Total liabilities and stockholders’ equity	$555,596	$531,752

Schedule 2

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months Ended		Year Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

	in thousands, except per share amounts
Revenues
Capitation revenue	$172,491	$171,028	$696,998	$635,322
Other service revenue	369	588	1,642	2,478
Total revenues	172,860	171,616	698,640	637,800
Expenses
External provider costs	98,747	85,102	383,046	309,317
Cost of care, excluding depreciation and amortization	50,482	38,481	180,222	154,403
Center-level Contribution Margin	23,631	48,033	135,372	174,080
Sales and marketing	5,084	7,901	24,201	22,236
Corporate, general and administrative	27,405	26,432	101,653	132,333
Depreciation and amortization	3,489	3,032	13,924	12,294
Equity loss	—	—	—	1,343
Other operating expense	—	—	—	18,211
Total expenses	185,207	160,948	703,046	650,137
Operating Income (Loss)	(12,347)	10,668	(4,406)	(12,337)

Other Income (Expense)
Interest expense, net	(596)	274	(2,526)	(16,787)
Loss on extinguishment of debt	—	—	—	(14,479)
Gain on equity method investment	—	—	—	10,871
Other expense	53	(15)	(305)	(2,237)
Total other expense	(543)	259	(2,831)	(22,632)
Income (Loss) Before Income Taxes	(12,890)	10,927	(7,237)	(34,969)
Provision for Income Taxes	642	4,612	723	9,771
Net Income (Loss)	(13,532)	6,315	(7,960)	(44,740)
Less: net loss attributable to noncontrolling interests	(823)	(159)	(1,439)	(754)
Net Income (Loss) Attributable to InnovAge Holding Corp.	$(12,709)	$6,474	$(6,521)	$(43,986)

Weighted-average number of common shares outstanding - basic	134,024,451	135,516,513	135,519,970	123,618,702
Weighted-average number of common shares outstanding - diluted	134,024,451	135,516,663	135,519,970	123,618,702

Net income (loss) per share - basic	$(0.09)	$0.05	$(0.05)	$(0.36)
Net income (loss) per share - diluted	$(0.09)	$0.05	$(0.05)	$(0.36)

Schedule 3

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2022	2021

	in thousands
Operating Activities
Net income (loss)	$(7,960)	$(44,740)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Loss on disposal of assets	305	18
Provision for uncollectible accounts	6,181	8,637
Depreciation and amortization	13,924	12,294
Gain on equity method investment	—	(10,871)
Loss on extinguishment of long-term debt	—	14,479
Amortization of deferred financing costs	429	1,056
Stock-based compensation	3,739	1,664
Deferred income taxes	2,061	6,418
Loss in equity of nonconsolidated entities	—	1,343
Change in fair value of warrants	—	2,264
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable, net	(9,506)	5,879
Prepaid expenses	(4,667)	(4,987)
Income tax receivable	(1,360)	(3,658)
Deposits and other	(475)	(874)
Accounts payable and accrued expenses	17,381	6,137
Reported and estimated claims	5,221	2,613
Due to Medicaid and Medicare	2,029	(5,220)
Net cash provided by (used in) operating activities	27,302	(7,548)
Investing Activities
Purchases of property and equipment	(38,238)	(17,541)
Purchase of intangible assets	—	(2,000)
Purchase of cost method investment	(2,000)	—
Net cash used in investing activities	$(40,238)	$(19,541)
Financing Activities
Distributions to owners	$—	$(9,500)
Capital contributions	—	20,000
Payments on capital lease obligations	(2,528)	(1,788)
Proceeds from long-term debt	—	375,000
Principal payments on long-term debt	(3,790)	(512,660)
Payment of financing costs and debt premiums	—	(14,896)
Proceeds from initial public offering of common stock	—	370,468
Treasury stock purchases	—	(77,603)
Payments under acquisition agreements	—	(3,622)
Payments related to option cancellation	—	(29,175)
Net cash provided by (used in) financing activities	(6,318)	116,224

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	(19,254)	89,135
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	203,700	114,565
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$184,446	$203,700

Supplemental Cash Flows Information
Interest paid	$1,474	$18,030
Income taxes paid	$84	$7,048
Property and equipment included in accounts payable	$2,135	$1,327
Property and equipment purchased under capital leases	$8,067	$3,493

Schedule 4

InnovAge

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ended		Year Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

	in thousands

Net income (loss)	$(13,532)	$6,315	$(7,960)	$(44,740)
Interest expense, net	596	(274)	2,526	16,787
Depreciation and amortization	3,489	3,032	13,924	12,294
Provision for income tax	642	4,612	723	9,771
Stock-based compensation	1,153	562	3,739	1,664
Rate determination(a)	—	—	—	(2,158)
Executive severance and recruitment(b)	—	—	4,123	—
Class action litigation(c)	116	—	408	—
M&A, transaction and integration(d)	231	4,273	1,764	67,606
Business optimization(e)	5,735	702	12,983	1,829
EMR implementation(f)	928	126	2,023	461
Gain on consolidation of equity investee(g)	—	—	—	(10,871)
Financing-related(h)	—	—	—	14,479
Contingent consideration(i)	—	—	—	18,211
Adjusted EBITDA	$(642)	$19,348	$34,253	$85,333

Net income (loss) margin	(7.8)%	3.7%	(1.1)%	(7.0)%
Adjusted EBITDA margin	(0.4)%	11.3%	4.9%	13.4%

(a)	For the year ended June 30, 2021, reflects the CMS settlement payment of approximately $2.2 million related to end-stage renal disease beneficiaries for calendar years 2010 through 2020.
(b)	Reflects charges related to executive severance and recruiting.
(c)	Reflects charges related to litigation by shareholders. See Item 3, “Legal Proceedings” included in the Annual Report on Form 10-K.
(d)	For the year ended June 30, 2021, this primarily represents (i) $45.4 million related to the cancellation of options and the redemption of shares and (ii) $13.1 million of transaction fees and expenses recognized in connection with the July 27, 2020 transaction between us, Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners LLP) and our then existing equity holders entering into a Securities Purchase Agreement (the “Apax Transaction”).
(e)	Reflects charges related to business optimization initiatives. Such charges relate to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and for the fiscal year ended June 30, 2022, third party support to address efforts to remediate deficiencies in audits, including (i) $1.8 million paid to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $4.0 million of charges related to government investigations, and (iii) $3.0 million of costs associated with third party consultants to strengthen enterprise capabilities.
(f)	Reflects non-recurring expenses relating to the implementation of a new electronic medical record vendor.
(g)	Reflects non-recurring expense related to the gain on consolidation of InnovAge Sacramento.
(h)	Reflects fees and expenses incurred in connection with amendments to our credit agreements. See Note 8, “Long Term Debt” to the condensed consolidated financial statements included in the Annual Report on Form 10-K.
(i)	Reflects the contingent consideration fair value adjustment made during fiscal year 2021 associated with our acquisition of NewCourtland.